SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 15, 2002

Date of Report (Date of earliest event reported)

Proxim Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30993	52-2198231

(State or Other Jurisdiction		(I.R.S. Employer

of Incorporation)	(Commission File Number)	Identification No.)

935 Stewart Drive
Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 731-2700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

As previously disclosed, Proxim Corporation ("Proxim") had guaranteed up to $5 million of obligations of David King, its President and Chief Operating Officer, with respect to a margin loan with an investment bank that he established prior to 2001. This guaranty was established in March 2001. Mr. King’s margin account obligations were secured by, among other assets, shares of Proxim common stock owned by Mr. King. Following the recent decline in the share price of Proxim’s common stock, the investment bank demanded that Mr. King deposit sufficient funds into his account to discharge his indebtedness. After making certain payments to the investment bank, Mr. King indicated that he was unable to promptly pay the remaining $5 million of debt in his margin account. On October 15, 2002, the investment bank called Proxim’s guaranty of $5 million. Pursuant to a Reimbursement and Security Agreement entered into on March 15, 2001, Mr. King agreed to reimburse Proxim for any payment that Proxim may make to the investment bank under the guaranty. Proxim will not forgive Mr. King’s indebtedness and will seek repayment from Mr. King under the Reimbursement and Security Agreement.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form
8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM CORPORATION (Registrant)

Dated: October 15, 2002	By:	/s/ KEITH E. GLOVER

Keith E. Glover Chief Financial Officer, Executive Vice President and Secretary